Exhibit 99.1
Upwork Reports Second Quarter 2024 Financial Results
Second-quarter GAAP Net Income of $22.2 million, Upwork’s highest ever
Second-quarter GAAP Diluted EPS of $0.17
Second-quarter Adjusted EBITDA of $40.8 million

SAN FRANCISCO, Calif. – August 7, 2024 – Upwork Inc. (Nasdaq: UPWK), the world’s largest work marketplace that connects businesses with independent talent from across the globe, today announced its financial results for the second quarter of 2024.

“We produced strong revenue growth of 15% year-over-year and our highest-ever net income amid a challenging and dynamic macroeconomic environment,” said Hayden Brown, President and CEO, Upwork. “The strength of our model and our market leadership position enable us to continue outperforming traditional incumbents across the hiring industry while investing in the quality of our marketplace. Our confidence in the long-term growth prospects for our business continues as we innovate work solutions for customers harnessing the AI transformation of work.”

“Upwork continues to deliver durable growth on the top and bottom lines, driven by disciplined cost management and improved operating efficiencies,” said Erica Gessert, CFO, Upwork. “Our profit margin was 12% in the second quarter, while our adjusted EBITDA margin was 21%, more than double our adjusted EBITDA margin in the second quarter of 2023. We also returned $33.1 million to shareholders through share repurchases, representing nearly 100% of the free cash flow generated during the second quarter. I am confident that we can grow profitability and free cash flow and achieve 35% adjusted EBITDA margins within the next five years.”

Second Quarter Financial Highlights
•Revenue grew 15% year-over-year to $193.1 million in the second quarter of 2024
•Active clients grew 6% year-over-year to over 868,000
•Net income was $22.2 million in the second quarter of 2024, compared to net loss of $(4.0) million in the second quarter of 2023
•Diluted earnings per share was $0.17 in the second quarter of 2024, compared to diluted loss per share of $(0.03) in the second quarter of 2023
•Adjusted EBITDA* was $40.8 million in the second quarter of 2024, compared to adjusted EBITDA of $14.4 million in the second quarter of 2023
•Cash provided by operating activities was $37.3 million in the second quarter of 2024, compared to cash provided by operating activities of $4.3 million in the second quarter of 2023
•Free cash flow* was $33.5 million in the second quarter of 2024, compared to free cash flow of $1.0 million in the second quarter of 2023
•Repurchased 2.9 million shares of Upwork stock in the second quarter of 2024
* Explanation of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.
Second Quarter Operational Highlights
Artificial Intelligence
•GSV from AI-related work grew 67% year-over-year in Q2
•Number of clients engaging in AI-related projects grew 50% year-over-year in Q2
•Daily active users of Upwork Chat Pro, powered by Uma™, Upwork’s Mindful AI, grew 68% quarter-over-quarter
•Freelance professionals working on AI-related work earned 47% more per hour than freelancers working on non-AI-related work in Q2
Ads & Monetization
•Revenue from ads & monetization products grew 75% year-over-year, continuing to be one of Upwork’s fastest-growing revenue streams
•Revenue from Connects, virtual tokens for talent to bid on projects and ads products on Upwork’s work marketplace, grew 81% year-over-year
Partnerships
•Expanded ecosystem of distribution channels for skilled talent on Upwork by more than doubling number of partner deals quarter-over-quarter
•Delivered Upwork’s highest monthly revenue derived from partnerships to date in May
Enterprise
•Successfully tested a modified Enterprise offering, resulting in increased sales team win rates and adding 27 new logos through the new offering
•Added 46 total new Enterprise clients, including Builders FirstSource, Guidepoint, and Labelbox
•Announced a new VMS partnership with Beeline, extending Upwork’s market penetration to more than 60% of businesses using VMS platforms
Financial Guidance & Outlook
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, and non-GAAP diluted EPS for the third quarter of 2024 is:
•Revenue: $179 million to $184 million
•Adjusted EBITDA: $36 million to $39 million
•Diluted weighted-average shares outstanding: 139 million to 141 million
•Non-GAAP diluted EPS: $0.23 to $0.25
Upwork’s guidance for revenue, adjusted EBITDA, diluted weighted-average shares outstanding, non-GAAP diluted EPS, and stock-based compensation expense for full year 2024 is:
•Revenue: $735 million to $745 million
•Adjusted EBITDA: $140 million to $150 million
•Diluted weighted-average shares outstanding: 139 million to 143 million
•Non-GAAP diluted EPS: $0.90 to $0.94
•Stock-based compensation expense is expected to average slightly less than $20 million per quarter for 2024

UPWORK INC.
Key Financial and Operational Metrics
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
GSV(1)	$1,008,267	$1,036,507	(2.7)%	$2,017,063	$2,039,852	(1.1)%
Marketplace revenue(1)(2)	$166,786	$142,308	17%	$331,116	$278,984	19%
Enterprise revenue(1)(2)	$26,343	$26,303	—%	$52,950	$50,485	5%
Gross profit	$149,277	$127,729	17%	$296,021	$248,160	19%
Gross profit margin	77%	76%	1%	77%	75%	2%
Operating expenses	$131,496	$133,845	(2)%	$265,191	$279,314	(5)%
Net income (loss)	$22,220	$(3,991)	*	$40,662	$13,176	*
Adjusted EBITDA(1)(3)	$40,835	$14,362	*	$74,160	$11,436	*
Profit margin	12%	(2)%	14%	11%	4%	7%
Adjusted EBITDA margin(3)	21%	9%	12%	19%	3%	16%
Cash provided by (used in) operating activities	$37,290	$4,309	*	$42,946	$(4,392)	*
Free cash flow(1)(3)	$33,543	$963	*	$36,534	$(10,599)	*
*Not meaningful

	As of June 30,
(In thousands)	2024	2023	% Change
Active clients(1)	868	822	6%

	Three Months Ended June 30,	Six Months Ended June 30,
	2024	2024
New enterprise clients(1)	46	74

(1) See Key Definitions in our second quarter 2024 earnings presentation.

(2) In order to conform to the current period presentation as of June 30, 2024, we present revenue from Enterprise Solutions and Managed Services together as Enterprise revenue in prior periods and no longer report revenue from our Enterprise Solutions offering, previously referred to as Upwork Enterprise, in Marketplace revenue.

(3) Explanation of non-GAAP measures and reconciliations to their most directly comparable GAAP measures can be found in the “Non-GAAP Financial Measures" section and the subsequent tables at the end of this press release.

Second Quarter 2024 Financial Results Conference Call and Webcast
Upwork will host a conference call today at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss the company’s second quarter 2024 financial results. An audio webcast archive will be available following the live event for approximately one year at investors.upwork.com. Please visit the Upwork Investor Relations website at investors.upwork.com/financial-information/quarterly-results to view Upwork’s second quarter 2024 earnings presentation.

Disclosure Information
We use our Investor Relations website (investors.upwork.com), our Blog (upwork.com/blog), our X handle (twitter.com/Upwork), Hayden Brown’s X handle (twitter.com/hydnbrwn) and LinkedIn profile (linkedin.com/in/haydenlbrown), and Erica Gessert’s LinkedIn profile (linkedin.com/in/erica-gessert) as means of disseminating or providing notification of, among other things, news or announcements regarding our business or financial performance, investor events, press releases, and earnings releases, and as means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.

About Upwork
Upwork is the world’s largest work marketplace that connects businesses with independent talent from across the globe. We serve everyone from one-person startups to large, Fortune 100 enterprises with a powerful, trust-driven platform that enables companies and talent to work together in new ways that unlock their potential. Our talent community earned over $3.8 billion on Upwork in 2023 across more than 10,000 skills in categories including website & app development, creative & design, data science & analytics, customer support, finance & accounting, consulting, and operations. Learn more at upwork.com and join us on LinkedIn, Facebook, Instagram, TikTok, and X.

Contact:
Investor Relations
investor@upwork.com

Safe Harbor:
This press release of Upwork Inc. (the “Company,” “we,” “us,” or “our”) contains "forward-looking" statements within the meaning of the federal securities laws. Forward-looking statements include all statements other than statements of historical fact, including any statements regarding our future operating results and financial position, including expected financial results for the third quarter and full year 2024, information or predictions concerning the future of our business or strategy, anticipated events and trends, potential growth or growth prospects, competitive position, technological and market trends, including artificial intelligence, industry environment, the economy, our plans with respect to share repurchases, and other future conditions.

We have based these forward-looking statements largely on our current expectations and projections as of the date hereof about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. As such, they are subject to inherent uncertainties, known and unknown risks, and changes in circumstances that are difficult to predict and in many cases outside our control, and you should not rely on such forward-looking statements as predictions of future events. We make no representation that the projected results will be achieved or that future events and circumstances will occur, and actual results may differ materially and adversely from our expectations. The forward-looking statements are made as of the date hereof, and we do not undertake, and expressly disclaim, any obligation to update or revise any forward-looking statements, to conform these statements to actual results, or to make changes in our expectations, except as required by law. Additional information regarding the risks and uncertainties that could cause actual results to differ materially from our expectations is included under the caption "Risk Factors" in our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 1, 2024, and in our other SEC filings, which are available on our Investor Relations website at investors.upwork.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, when filed.

All third-party trademarks, including names, logos, and brands, referenced in this press release are property of their respective owners. All references to third-party trademarks are for identification purposes only and shall be considered nominative fair use under trademark law.

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Marketplace (1)	$166,786	$142,308	$331,116	$278,984
Enterprise (1)	26,343	26,303	52,950	50,485
Total revenue	193,129	168,611	384,066	329,469
Cost of revenue	43,852	40,882	88,045	81,309
Gross profit	149,277	127,729	296,021	248,160
Operating expenses
Research and development	52,465	43,246	105,381	87,727
Sales and marketing	47,333	59,069	95,184	124,069
General and administrative	29,924	28,983	61,925	58,270
Provision for transaction losses	1,774	2,547	2,701	9,248
Total operating expenses	131,496	133,845	265,191	279,314
Income (loss) from operations	17,781	(6,116)	30,830	(31,154)
Other income, net	5,620	3,982	12,342	46,982
Income (loss) before income taxes	23,401	(2,134)	43,172	15,828
Income tax provision	(1,181)	(1,857)	(2,510)	(2,652)
Net income (loss)	$22,220	$(3,991)	$40,662	$13,176

Net income (loss) per share:
Basic	$0.17	$(0.03)	$0.30	$0.10
Diluted	$0.17	$(0.03)	$0.30	$(0.18)

Weighted-average shares used to compute net income (loss) per share
Basic	131,436	134,142	133,809	133,492
Diluted	138,266	134,142	140,798	135,049

(1) In 2023, we changed the name of our Upwork Enterprise offering to Enterprise Solutions. Concurrently, to align with customer needs and internal decision-making, we combined Enterprise Solutions and Managed Services into a suite of Enterprise offerings. In order to conform to the current period presentation as of June 30, 2024, we present revenue from Enterprise Solutions and Managed Services together as Enterprise revenue in prior periods and no longer report revenue from our Enterprise Solutions offering, previously referred to as Upwork Enterprise, in Marketplace revenue.

UPWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$182,803	$79,641
Marketable securities	314,941	470,457
Funds held in escrow, including funds in transit	218,656	212,387
Trade and client receivables, net	116,522	103,061
Prepaid expenses and other current assets	22,743	17,825
Total current assets	855,665	883,371
Property and equipment, net	28,149	27,140
Goodwill	118,219	118,219
Intangible assets, net	2,258	3,048
Operating lease asset	2,627	4,333
Other assets, noncurrent	1,645	1,430
Total assets	$1,008,563	$1,037,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,863	$5,063
Escrow funds payable	218,656	212,387
Accrued expenses and other current liabilities	49,811	58,192
Deferred revenue	10,766	17,361
Total current liabilities	285,096	293,003
Debt, noncurrent	357,008	356,087
Operating lease liability, noncurrent	4,835	6,088
Other liabilities, noncurrent	528	1,288
Total liabilities	647,467	656,466

Stockholders’ equity
Common stock	13	14
Additional paid-in capital	615,012	674,918
Accumulated other comprehensive income (loss)	(529)	205
Accumulated deficit	(253,400)	(294,062)
Total stockholders’ equity	361,096	381,075
Total liabilities and stockholders’ equity	$1,008,563	$1,037,541

UPWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$22,220	$(3,991)	$40,662	$13,176
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for transaction losses	1,637	1,730	2,433	5,442
Depreciation and amortization	3,629	1,854	6,775	3,878
Amortization of debt issuance costs	461	461	921	1,177
Accretion of discount on purchases of marketable securities, net	(3,283)	(2,667)	(8,159)	(6,154)
Amortization of operating lease asset	859	811	1,706	1,611
Tides Foundation common stock warrant expense	187	187	375	375
Stock-based compensation expense	19,238	18,437	36,180	38,337
Gain on early extinguishment of convertible senior notes	—	—	—	(38,945)
Changes in operating assets and liabilities:
Trade and client receivables	(3,769)	(8,947)	(16,158)	(6,957)
Prepaid expenses and other assets	(3,004)	(104)	(5,133)	(1,464)
Operating lease liability	(1,580)	(1,447)	(3,129)	(2,866)
Accounts payable	(81)	9	701	(3,371)
Accrued expenses and other liabilities	4,050	1,714	(6,847)	(5,141)
Deferred revenue	(3,274)	(3,738)	(7,381)	(3,490)
Net cash provided by (used in) operating activities	37,290	4,309	42,946	(4,392)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(44,423)	(97,991)	(194,299)	(254,119)
Proceeds from maturities of marketable securities	190,074	139,994	321,846	307,410
Proceeds from sale of marketable securities	8,485	6,150	35,394	149,859
Purchases of property and equipment	(598)	23	(775)	(135)
Internal-use software and platform development costs	(3,149)	(3,369)	(5,637)	(6,072)
Net cash provided by investing activities	150,389	44,807	156,529	196,943
CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in escrow funds payable	(4,281)	(1,766)	6,269	16,197
Proceeds from exercises of stock options	664	177	770	935
Proceeds from employee stock purchase plan	2,917	2,564	2,917	2,564
Repurchase of common stock	(33,124)	—	(100,000)	—
Net cash paid for early extinguishment of convertible senior notes	—	(575)	—	(171,327)
Net cash provided by (used in) financing activities	(33,824)	400	(90,044)	(151,631)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	153,855	49,516	109,431	40,920
Cash, cash equivalents, and restricted cash—beginning of period	251,994	286,635	296,418	295,231
Cash, cash equivalents, and restricted cash—end of period	$405,849	$336,151	$405,849	$336,151
The following table reconciles cash, cash equivalents, and restricted cash as reported in the condensed consolidated balance sheets to the total of the same amounts shown in the condensed consolidated statements of cash flows as of the following (in thousands):

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$182,803	$79,641
Restricted cash	4,390	4,390
Funds held in escrow, including funds in transit	218,656	212,387
Total cash, cash equivalents, and restricted cash as shown in the condensed consolidated statement of cash flows	$405,849	$296,418

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release, including adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense; depreciation and amortization; other income (expense), net, which includes interest expense; income tax benefit (provision); and, if applicable, certain other gains, losses, benefits, or charges that are non-cash or are significant and the result of isolated events or transactions that have not occurred frequently in the past and are not expected to occur regularly in the future. Free cash flow is defined as cash provided by (used in) operations less purchases of property, plant and equipment and cash outflows from internally developed software.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to certain items that can vary substantially from company to company, and free cash flow allows investors to evaluate the cash generated from our underlying operations across periods.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. In particular, (1) adjusted EBITDA excludes stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. In addition, the non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, including companies in our industry, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Reconciliations of the non-GAAP measures presented in this press release to their most directly comparable GAAP financial measures have been provided below, and investors are encouraged to review the reconciliations and not rely on any single financial measure to evaluate our business.

We have not reconciled our adjusted EBITDA guidance to GAAP net income or non-GAAP diluted EPS guidance to GAAP diluted EPS because certain items that impact GAAP net income and GAAP diluted EPS are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during the third quarter of 2024 and fiscal year 2024 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of adjusted EBITDA guidance to GAAP net income and non-GAAP diluted EPS guidance to GAAP diluted EPS is not available without unreasonable effort.

UPWORK INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except for percentages and share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$22,220	$(3,991)	$40,662	$13,176
Add back (deduct):
Stock-based compensation expense	19,238	18,437	36,180	38,337
Depreciation and amortization	3,629	1,854	6,775	3,878
Other income, net (1)	(5,620)	(3,982)	(12,342)	(46,982)
Income tax provision	1,181	1,857	2,510	2,652
Other(2)	187	187	375	375
Adjusted EBITDA	$40,835	$14,362	$74,160	$11,436
Profit margin	12%	(2)%	11%	4%
Adjusted EBITDA margin	21%	9%	19%	3%

Cost of revenue, GAAP	$43,852	$40,882	$88,045	$81,309
Stock-based compensation expense	(497)	(490)	(963)	(910)
Cost of revenue, Non-GAAP	43,355	40,392	87,082	80,399
As a percentage of total revenue, GAAP	23%	24%	23%	25%
As a percentage of total revenue, Non-GAAP	22%	24%	23%	24%

Gross profit, GAAP	$149,277	$127,729	$296,021	$248,160
Stock-based compensation expense	497	490	963	910
Gross profit, Non-GAAP	149,774	128,219	296,984	249,070
Gross margin, GAAP	77%	76%	77%	75%
Gross margin, Non-GAAP	78%	76%	77%	76%

Research and development, GAAP	$52,465	$43,246	$105,381	$87,727
Stock-based compensation expense	(8,106)	(6,903)	(15,476)	(14,532)
Intangible amortization	(398)	—	(797)	—
Research and development, Non-GAAP	43,961	36,343	89,108	73,195
As a percentage of total revenue, GAAP	27%	26%	27%	27%
As a percentage of total revenue, Non-GAAP	23%	22%	23%	22%

Sales and marketing, GAAP	$47,333	$59,069	$95,184	$124,069
Stock-based compensation expense	(3,393)	(2,998)	(6,329)	(6,566)
Sales and marketing, Non-GAAP	43,940	56,071	88,855	117,503
As a percentage of total revenue, GAAP	25%	35%	25%	38%
As a percentage of total revenue, Non-GAAP	23%	33%	23%	36%

General and administrative, GAAP	$29,924	$28,983	$61,925	$58,270
Stock-based compensation expense	(7,242)	(8,046)	(13,412)	(16,329)
Other (2)	(187)	(187)	(375)	(375)
General and administrative, Non-GAAP	22,495	20,750	48,138	41,566
As a percentage of total revenue, GAAP	15%	17%	16%	18%
As a percentage of total revenue, Non-GAAP	12%	12%	13%	13%

Total operating expenses, GAAP	$131,496	$133,845	$265,191	$279,314
Stock-based compensation expense	(18,741)	(17,947)	(35,217)	(37,427)
Intangible amortization	(398)	—	(797)	—
Other (2)	(187)	(187)	(375)	(375)
Total operating expenses, Non-GAAP	112,170	115,711	228,802	241,512
As a percentage of total revenue, GAAP	68%	79%	69%	85%
As a percentage of total revenue, Non-GAAP	58%	69%	60%	73%

Income (loss) from operations, GAAP	$17,781	$(6,116)	$30,830	$(31,154)
Stock-based compensation expense	19,238	18,437	36,180	38,337
Intangible amortization	398	—	797	—
Other (2)	187	187	375	375
Income from operations, Non-GAAP	37,604	12,508	68,182	7,558

Net income (loss), GAAP	$22,220	$(3,991)	$40,662	$13,176
Stock-based compensation expense	19,238	18,437	36,180	38,337
Gain on early extinguishment of convertible senior notes (1)	—	—	—	(38,945)
Intangible amortization	398	—	797	—
Tax effect of non-GAAP adjustments	(6,815)	(1,111)	(12,387)	(155)
Other (2)	187	187	375	375
Net income, Non-GAAP	35,228	13,522	65,627	12,788

Weighted-average shares outstanding used in computing earnings (loss) per share, GAAP
Basic (in millions)	131.4	134.1	133.8	133.5
Diluted (in millions)	138.3	134.1	140.8	135.0
Basic earnings (loss) per share, GAAP	$0.17	$(0.03)	$0.30	$0.10
Diluted earnings (loss) per share, GAAP	$0.17	$(0.03)	$0.30	$(0.18)

Weighted-average shares outstanding used in computing earnings per share, Non-GAAP
Basic (in millions)	131.4	134.1	133.8	133.5
Diluted (in millions)	138.3	135.7	140.8	136.8
Basic earnings per share, Non-GAAP	$0.27	$0.10	$0.49	$0.10
Diluted earnings per share, Non-GAAP	$0.26	$0.10	$0.48	$0.09
(1) During the six months ended June 30, 2023, we recognized a gain of $38.9 million on the early extinguishment of a portion of our 0.25% convertible senior notes due 2026, which is included in other income, net.
(2) During each of the three and six months ended June 30, 2024 and 2023, we incurred $0.2 million and $0.4 million, respectively, of expense related to our Tides Foundation warrant.

UPWORK INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net income (loss)	$22,220	$18,442	$17,374	$16,337	$(3,991)	$17,167
Add back (deduct):
Stock-based compensation expense	19,238	16,942	18,047	17,811	18,437	19,900
Depreciation and amortization	3,629	3,146	3,808	1,763	1,854	2,024
Other income, net (1)	(5,620)	(6,722)	(7,389)	(5,766)	(3,982)	(43,000)
Income tax (benefit) provision	1,181	1,329	(1,557)	895	1,857	795
Other (2)	187	188	187	188	187	188
Adjusted EBITDA	$40,835	$33,325	$30,470	$31,228	$14,362	$(2,926)
(1) During the three months ended March 31, 2023, we recognized a gain of $38.9 million on the early extinguishment of a portion of our 0.25% convertible senior notes due 2026, which is included in other income, net.
(2) For all periods presented, we incurred $0.2 million of expense related to our Tides Foundation warrant.

UPWORK INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash provided by (used in) operating activities	$37,290	$4,309	$42,946	$(4,392)
Less: purchases of property, plant & equipment and cash outflows from internally developed software	(3,747)	(3,346)	(6,412)	(6,207)
Free cash flow	$33,543	$963	$36,534	$(10,599)